Exhibit 107

Calculation of Filing Fee Tables

424(b)(7)
(Form Type)

QXO, Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule(1)	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, par value $0.00001 per share	Rule 457(c)	67,528,459	$16.68	$1,126,374,696	0.00015310	$172,447.97	—	—	—	—
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A	N/A		N/A	N/A	N/A	N/A	N/A	N/A	N/A
	Total Offering Amounts						0.00015310	$172,447.97
	Total Fees Previously Paid							N/A
	Total Fee Offsets							N/A
	Net Fee Due							$172,447.97

(1)	The filing fee, calculated in accordance with Rule 457(r) under the Securities Act of 1933, has been transmitted to the Securities and Exchange Commission in connection with the securities offered by means of this prospectus supplement. This “Calculation of Filing Fee Table” shall be deemed to update the “Calculation of Registration Fee” table in the registrant’s registration statement on Form S-3ASR (File No. 333-281084) filed with the Securities and Exchange Commission on July 29, 2024 (the “Registration Statement”).

Amount Registered represents shares of common stock offered by the selling stockholders in this prospectus supplement and includes an indeterminate number of additional shares of common stock that, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), may be issued to prevent dilution from stock splits, stock dividends or similar transactions that could affect the shares to be offered by the selling stockholders. In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant initially deferred payment of all of the registration fees for the Registration Statement.

Proposed Maximum Offering Price per Unit and Maximum Aggregate Offering Price are estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act, based upon the average of the high and low prices of the registrant’s common stock as reported on the New York Stock Exchange on May 27, 2025, which was $16.68.